As filed with the Securities and Exchange Commission on August 8, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 8, 2016

B&G Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-32316	13-3918742
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Four Gatehall Drive, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 401-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

On August 8, 2016, B&G Foods announced our intention to offer 3,750,000 shares of our common stock, pursuant to an effective shelf registration statement filed that day with the Securities and the Exchange Commission.  In connection with the offering, B&G Foods expects to grant the underwriters an option for a period of 30 days to purchase up to an additional 550,000 shares of common stock.  B&G Foods’ common stock is listed on the New York Stock Exchange under the symbol “BGS.”

We intend to use the proceeds from the offering for general corporate purposes, which could include, among other things, repayment of long term debt or possible acquisitions.

Barclays Capital Inc., RBC Capital Markets, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting as the underwriters for the offering.

A copy of the press release announcing the foregoing, which is attached to this report as Exhibit 99.1, is incorporated by reference herein and is furnished pursuant to Item 7.01, “Regulation FD Disclosure.”

Item 9.01.  Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1                                  Press Release dated August 8, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B&G FOODS, INC.

Dated: August 8, 2016	By:	/s/ Scott E. Lerner
Scott E. Lerner
Executive Vice President,
General Counsel and Secretary